Exhibit 99.B(g)(3)(c)

The Victory Portfolios and Compass EMP Funds Trust Americas Global Window - Fee Agreement

This Fee Agreement should be read in conjunction with and consistent with the terms of the Global Custodial Services Agreement between The Victory Portfolios and Compass EMP Funds Trust and Citibank N.A. through its New York offices, dated             and the terms of that agreement shall be deemed to apply to this Fee Agreement including the governing law specified in that agreement.

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
ARGENTINA	10.00	35.00	10.00	35.00
AUSTRALIA	1.00	15.00	1.00	15.00
AUSTRIA	2.25	15.00	1.75	15.00
BAHRAIN	35.00	120.00	35.00	120.00
BANGLADESH	38.00	130.00	38.00	130.00
BELGIUM	1.25	17.50	1.00	17.50
BENIN	32.00	124.00	32.00	124.00
BERMUDA	38.00	115.00	38.00	115.00
BOTSWANA	35.00	115.00	35.00	115.00
BRAZIL	9.00	28.00	9.00	28.00
BULGARIA	17.00	130.00	17.00	90.00
BURKINA FASO	32.00	124.00	32.00	124.00
CANADA	0.80	8.00	0.80	8.00
CHILE	9.00	45.00	9.00	45.00
CHINA A-SHARES	9.00	40.00	9.00	40.00
CLEARSTREAM	2.00	20.00	1.00	7.00
COLOMBIA	24.00	55.00	24.00	55.00
COSTA RICA	35.00	60.00	35.00	60.00
CROATIA	34.00	70.00	34.00	50.00
CYPRUS	8.00	17.00	8.00	17.00
CZECH REPUBLIC	8.00	25.00	8.00	25.00
DENMARK	1.00	18.00	1.00	18.00
EGYPT	15.00	35.00	15.00	35.00
ESTONIA	20.00	20.00	20.00	20.00
EUROCLEAR DEPOSITORY	2.00	20.00	1.00	7.00
FINLAND	1.25	17.50	1.25	17.50
FRANCE	1.00	12.00	1.00	12.00
GERMANY	1.00	10.00	1.00	10.00
GHANA	32.00	124.00	32.00	124.00
GREECE	7.00	25.00	7.00	25.00
GUINEA BISSAU	40.00	124.00	40.00	124.00
HONG KONG	2.00	16.00	2.00	16.00
HONG KONG/CHINA-B Shares	8.00	30.00	8.00	30.00
HUNGARY	8.00	30.00	8.00	30.00
ICELAND	4.00	15.00	4.00	15.00
INDIA	8.00	30.00	8.00	30.00
INDONESIA	5.00	25.00	5.00	25.00
IRELAND	1.00	10.00	1.00	10.00
ISRAEL	8.50	35.00	8.50	35.00
ITALY	1.00	10.00	1.00	10.00
IVORY COAST	32.00	124.00	32.00	124.00
JAPAN	1.00	12.50	1.00	12.50
JORDAN	35.00	95.00	35.00	95.00
KAZAKHSTAN	35.00	120.00	35.00	120.00
KENYA	32.00	124.00	32.00	124.00
KUWAIT	35.00	120.00	35.00	120.00
LATVIA	17.00	25.00	17.00	25.00
LEBANON	32.00	124.00	32.00	124.00
LITHUANIA	20.00	30.00	20.00	30.00
MALAYSIA	4.00	30.00	4.00	30.00
MALI	32.00	124.00	32.00	124.00
MALTA	18.00	75.00	18.00	75.00
MAURITIUS	35.00	120.00	35.00	120.00
MEXICO	2.50	14.00	2.50	14.00
MOROCCO	27.00	70.00	27.00	70.00
NAMBIA	32.00	124.00	32.00	124.00
NETHERLANDS	1.00	10.00	1.00	10.00
NEW ZEALAND	1.75	17.50	1.75	17.50
NIGER	32.00	124.00	32.00	124.00
NIGERIA	32.00	124.00	32.00	124.00
NORWAY	1.00	18.00	1.00	18.00
OMAN	35.00	120.00	35.00	120.00
PAKISTAN	15.00	50.00	15.00	50.00
PALESTINE	30.00	100.00	30.00	100.00
PERU	24.00	45.00	24.00	45.00
PHILLIPPINES	5.00	25.00	5.00	25.00
POLAND	9.00	30.00	7.50	30.00
PORTUGAL	5.00	20.00	5.00	20.00
QATAR	35.00	120.00	35.00	120.00
ROMANIA	15.00	55.00	15.00	55.00
RUSSIA	14.00	70.00	10.00	50.00
SINGAPORE	2.00	20.00	2.00	20.00
SLOVAKIA	20.00	45.00	20.00	45.00
SLOVENIA	30.00	80.00	30.00	80.00
SOUTH AFRICA	2.00	15.00	2.00	15.00
SOUTH KOREA	5.00	17.50	5.00	17.50
SPAIN	1.00	15.00	1.00	15.00
SRI LANKA	12.00	65.00	12.00	65.00
SWEDEN	1.00	14.00	1.00	14.00
SWITZERLAND	1.00	10.00	1.00	10.00
TAIWAN	8.00	30.00	8.00	30.00
THAILAND	8.00	25.00	8.00	25.00
TOGO	32.00	124.00	32.00	124.00
TUNISIA	40.00	35.00	30.00	35.00
TURKEY	8.00	25.00	8.00	25.00
UNITED ARAB EMIRATES	35.00	120.00	35.00	120.00

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
UGANDA	35.00	120.00	35.00	100.00
UKRAINE	75.00	110.00	15.00	85.00
UNITED KINGDOM	0.50	7.00	0.50	7.00
VENEZUELA	35.00	100.00	35.00	100.00
VIETNAM	25.00	70.00	25.00	70.00
ZAMBIA	32.00	124.00	32.00	124.00
ZIMBABWE	45.00	150.00	45.00	150.00

	Domestic Assets Under Custody
	$0-$10BN		>$10BN
United States Fees (All-in)	0.5	Bps	0.4	Bps

Fees (USD)
* Additional Standard fees are as follows:
Manual instruction (Fax / Telex): additional per settlement	20.00
Late instruction: additional per settlement	15.00
Repair of Electronic instruction: additional per item	15.00
Cancellations: per instruction	15.00
Physical Settlements	15.00
Same Day Settlement	20.00
Free Cash Receipt	10.00
Free Cash Payment	10.00
Structured 3rd party FX messages (Convertible currencies)	25.00
Corporate Action processing per event (per account)	waived
Income Processing per event (per account)	waived
Proxy Voting (per event notification)	15.00
Proxy Voting (per vote instruction per client)	15.00
Block Trading (applied to the second and each additional “legs” settled )	waived
Monthly Account Maintenance Fee (Per Account)	100.00

Fees (USD)
Mutual Fund Order Routing Service
Mutual Fund Account Opening Fee (per account)	50.00
Mutual Fund order Routing-Subscription/Redemption/Transfer	35.00

Fees (USD)
Taxation Services
Retrospective Tax Reclaim (per submission)	130.00
ADR statements	130.00
Customised exceptional report requests	waived
Exceptional certification and issuance of documentation.	130.00
Business As Usual Tax Reclaim (per submission by post)	25.00
Business As Usual Tax Reclaim (per submission by electronic means)	15.00
Stamp Duty Tax Reclaims (SDRT)	25.00

Out-of-Pocket expenses:
All charges will be payable by the client where appropriate. These include, but are not limited to:
Re-registration fees
Stamp duties
Crest Fines / Fines from any other Depository
Depository charges (ICSD Euclid reporting, account maintenance, ADR & Depository Receipt Fees etc)
Fiscalization Levies
Notarization and consularization fees
Stock certificate splits
Crossing of Stocks
Turnover Taxes
Scrip Fees
Transportation / courier / postage Charges

Unpriced Securities:
Bonds will be priced at Par and the basis point charge will be applied per market
Equities will be be priced at $1.00 per share with a bp charge per market assessed.

Accepted by:		Accepted by:
The Victory Portfolios and Compass EMP Funds Trust		Citibank, N.A.

Name	/s/ Christopher K Dyer	Name	/s/ Deborah Mercer-Miller
Title	President	Title	Vice President
Date	8/19/15	Date	8/19/2015

AMENDMENT and JOINDER TO THE GLOBAL CUSTODIAL SERVICES AGREEMENT

Citibank, N.A. acting as custodian through its offices in New York (the “Custodian”) has entered into a Global Custodial Services Agreement (the “Custody Agreement”) with the Victory Portfolios acting for and on behalf of each Fund (as defined in the Custody Agreement) dated August 5th, 2008, together with any Fund Appendix and amendments made thereto. A copy of the Custody Agreement and Fund Appendix is annexed hereto.

Compass EMP Funds Trust wishes to obtain custodial services from the Custodian under precisely the same terms and conditions as agreed between the Victory Portfolios and the Custodian under the Custody Agreement.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, Citibank, N.A. as Custodian, the Victory Portfolios, and Compass EMF Funds Trust each agree to the following:

1.                                      The first sentence which comprises the first paragraph of the Custody Agreement on page one of the Custody Agreement and begins, “THIS GLOBAL CUSTODIAL SERVICES AGREEMENT” shall be stricken and replaced with the following:

“THIS MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT (the “Agreement”) is made on August 19th, 2015, by and between Citigroup, N.A. acting through its offices located in New York (the “Custodian”) and, severally and not jointly, the Victory Portfolios and Compass EMP Funds Trust, each a Delaware Statutory Trust, located in Delaware (each a “Trust”) on behalf of each open-ended management investment company listed underneath the name of that Trust on the Funds Appendix to this Agreement, as amended from time to time (each a “Fund” and collectively with the Trust acting on behalf of such Funds, a “Client”).

It is understood and agreed that this document shall constitute a separate agreement between Custodian and each Trust listed above, as if each Trust listed above had executed a separate document naming only itself as Client, and that no Trust listed above shall have any liability under this document for the obligations of any other Trust so listed, and the term “this Agreement” shall be construed accordingly. For the avoidance of doubt, there shall be no cross-liability or cross-collateralization between the entities set forth above or on the Fund Appendix hereto. In the event the Global Custodial Services Agreement is terminated between either the Trusts listed above and the Custodian, the equivalent agreement between the Custodian and the remaining Trust shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms herein.”

2.                                      The Compass EMP Funds Trust and the Custodian agree as follows:

2.1                               The Custodian agrees to provide global custodial services to Compass EMP Funds Trust and agrees to be bound by the terms, conditions and provisions of, the Custody Agreement and amendments thereto, including the terms of this Amendment and Joinder, as if signed directly between the Custodian and Compass EMP Funds Trust and such terms, conditions and provisions are incorporated herein in their entirety by this reference.

Remainder of page left blank

This agreement is executed as of August 19th, 2015 by the Victory Portfolios, Compass EMP Funds Trust, and by Citibank N.A. through its offices in New York.

CITIBANK N.A. through its offices in New York		THE VICTORY PORTFOLIOS, ACTING FOR AND ON BEHALF OF EACH FUND

By:	/s/ DEBORAH MERCER-MILLER	By:	/s/ Christopher K Dyer

Name:	DEBORAH MERCER-MILLER	Name:	Christopher K Dyer

Title:	VICE PRESIDENT	Title:	President
CITI TRANSACTION SERVICES 388 GREENWICH STREET NEW YORK, NY 10013 212-816-6861

COMPASS EMP FUNDS TRUST, ACTING FOR AND ON BEHALF OF EACH FUND

By:	/s/ Christopher K Dyer

Name:	Christopher K Dyer

Title:	President

FUND APPENDIX

As of August 19th, 2015

The Victory Portfolios

Victory Newbridge Global Equity Fund

Victory Expedition Emerging Markets Small Cap Fund

Victory Trivalent International Fund-Core Equity

Victory Trivalent International Small-Cap Growth Fund

Victory Trivalent Emerging Markets Small-Cap Fund

Compass EMP Funds Trust

Compass EMP International 500 Volatility Weighted Fund

Compass EMP Emerging Market 500 Volatility Weighted Fund

Compass EMP International 500 Enhanced Volatility Weighted Fund

Compass EMP U.S. 500 Volatility Weighted Fund

Compass EMP U.S. Small Cap 500 Volatility Weighted Fund

Compass EMP U.S. 500 Enhanced Volatility Weighted Fund

Compass EMP REC Enhanced Volatility Weighted Fund

Compass EMP Commodity Strategies Volatility Weighted Fund

Compass EMP Commodity Strategies Enhanced Volatility Weighted Fund

Compass EMP Long/Short Strategies Fund

Compass EMP Market Neutral Income Fund

Compass EMP Enhanced Fixed Income Fund

Compass EMP Ultra Short-Term Fixed Income Fund

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Compass EMP Alternative Strategies Fund

Compass EMP US High Dividend 100 Volatility Weighted Fund

Compass EMP US EQ Income 100 Enhanced Volatility Weighted Fund

CITIBANK, N.A.		THE VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND

By:	/s/ DEBORAH MERCER-MILLER	By:	/s/ Christopher K Dyer

Name:	DEBORAH MERCER-MILLER	Name:	Christopher K Dyer

Title:	VICE PRESIDENT	Title:	President
CITI TRANSACTION SERVICES 388 GREENWICH STREET NEW YORK, NY 10013 212-816-6861

COMPASS EMP FUNDS TRUST ACTING FOR AND ON BEHALF OF EACH FUND

By:	/s/ Christopher K Dyer

Name:	Christopher K Dyer

Title:	President

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